Exhibit 10.21

UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT dated as of January     , 2007 (this “Agreement”), is among National CineMedia, Inc., a Delaware corporation (“NCM Inc.”), American Multi-Cinema, Inc., a Delaware corporation (“AMC”), Cinemark Media, Inc., a Delaware corporation (“Cinemark”), and Regal CineMedia Holdings, LLC, a Delaware limited liability company (“Regal,” and together with AMC and Cinemark, the “Founding Members”). Certain capitalized terms used in this Agreement are defined in Section 1.1.

RECITALS

A. AMC, Cinemark and Regal are currently the only members of National CineMedia, LLC, a Delaware limited liability company (“NCM LLC”).

B. NCM Inc. is contemplating an offer and sale of its Common Stock to the public in an underwritten initial public offering (the “IPO”).

C. The Underwriters have required as a condition to entering into the Underwriting Agreement that NCM Inc. grant the Underwriters an option to purchase up to an additional 4,000,000 shares of Common Stock from NCM Inc. to cover over-allotments of shares in the IPO (the “Over-allotment”) and have required that they be third-party beneficiaries of this Agreement.

D. As a condition to entering into the Underwriting Agreement and agreeing to the Over-allotment, NCM Inc. has required that the Founding Members sell to NCM Inc., a number of LLC Units equal to the number of shares of Common Stock sold pursuant to the Over-allotment at a price per LLC Unit equal to the Net Proceeds.

E. The Underwriting Agreement provides that each of the Founding Members shall execute a lock-up agreement in the form attached hereto as Exhibit A (the “Lock-Up Agreement”) as a condition to the obligations of the Underwriters under the terms of the Underwriting Agreement.

AGREEMENT

In consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, NCM Inc. and the Founding Members agree as follows:

1. Definitions

1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Common Stock” means the common stock, par value $0.01 per share, of NCM Inc.

“Encumbrance” means any security interest, lien, mortgage, claim, charge, pledge, restriction, option, reservation, equitable interest, deed of trust, right of first refusal or encumbrance of any nature.

“LLC Units” means the Units of NCM LLC, as defined in the NCM LLC Third Operating Agreement, as they may be adjusted in connection with the IPO.

“NCM LLC Third Operating Agreement” means the Third Amended and Restated Limited Liability Company Operating Agreement of NCM, LLC, substantially in the form attached as Exhibit 3.6 to NCM Inc.’s Registration Statement.

“Net Proceeds” means the price per share at which shares of Common Stock are sold to the public in the IPO, less underwriting discounts and commissions and a pro-rata portion of the expenses incurred by the Company related to the sale of shares pursuant to the Over-allotment.

“Option” means the Underwriters’ over-allotment option set forth in Section 3 of the Underwriting Agreement.

“Purchase Date” means the date and time or dates and times on which NCM, Inc. sells shares of Common Stock to the Underwriters pursuant to the Over-allotment.

“Registration Statement” means Registration Statement (No. 333-137976), filed on October 13, 2006, Amendment No. 1 to the Registration Statement filed on November 21, 2006, Amendment No. 2 filed on December 20, 2006, Amendment No. 3 filed on January 11, 2007 and as it may be further amended.

“Underwriting Agreement” means the underwriting agreement, substantially in the form attached as Exhibit 1.1 to the Registration Statement.

“Underwriters” means the underwriters named in Schedule A to the Underwriting Agreement.

1.2 Additional Terms. In addition to defined terms identified in Section 1.1, the following terms have the meanings assigned in the Sections referred to in the table below:

Term	Section	Term	Section
AMC	Preamble	Over-allotment	Recitals
Cinemark	Preamble	Purchase	2.5
Founding Members	Preamble	Purchase Notice	2.3
IPO	Recitals	Purchase Price	2.4
Lock-Up Agreement	Recitals	Purchased Units	2.1
NCM Inc.	Preamble	Regal	Preamble

2. Purchase of LLC Units; Purchase Price; Closing.

2.1 Purchase of LLC Units. Each Founding Member, severally and not jointly, agrees to sell and deliver to NCM Inc. on the Purchase Date, free and clear of all Encumbrances, a number of LLC Units (collectively, the “Purchased Units”) equal to (x) the number of shares (not to exceed 4,000,000 shares) of Common Stock to be sold by NCM, Inc. pursuant to the Over-allotment multiplied by (y) the ownership percentage of such Founding Member in NCM LLC immediately prior to the consummation of the IPO. NCM Inc. agrees to buy and accept on the Purchase Date such Purchased Units. For the avoidance of doubt, the sale of Common Stock pursuant to the Over-allotment, if any, and the purchase of LLC Units pursuant to the terms of this Agreement shall be effected simultaneously.

2.2 Purchase Contingent. NCM Inc. agrees and acknowledges that the Founding Members’ obligations to sell any of the Purchased Units are contingent upon the Underwriters’ exercise of their Option. The Founding Members agree and acknowledge that NCM Inc.’s obligation to purchase any of the Purchased Units is contingent upon the Underwriters’ exercise of their Option. If the Underwriters exercise their Option, NCM Inc. will, simultaneous with the sale of Common Stock by NCM Inc. to the Underwriters pursuant to the Over-allotment, purchase such number of Purchased Units from the Founding Members equal to the number of shares of Common Stock purchased by the Underwriters from NCM Inc. pursuant to the Over-allotment.

2.3 Purchase Notice. NCM Inc. shall give each Founding Member written notice (the “Purchase Notice”) not less than one business day prior to the Purchase Date, which Notice shall also specify the number of Purchased Units being purchased. The Purchase Notice may be conditioned upon the simultaneous sale of Common Stock pursuant to the Over-allotment.

2.4 Purchase Price. The price (the “Purchase Price”) for each of the Purchased Units shall be an amount equal to the Net Proceeds. From and after each Purchase Date, unless there shall have been a default in payment of the consideration for the Purchased Units being purchased on such date, all rights of each Founding Member of, and the obligations of NCM Inc. with respect to, such Purchased Units (except each Founding Member’s right to receive, and NCM Inc.’s obligation to pay, the Purchase Price therefor pursuant to this Agreement) shall cease with respect to such Purchased Units.

2.5 Purchase. The closing or closings, if any, (collectively, the “Purchase”) of the transactions contemplated hereby shall be held at the offices of Holme Roberts & Owen LLP, 1700 Lincoln Street, Suite 4100, Denver, Colorado on the Purchase Date.

2.6 Closing Deliverables.

(a) Each Founding Member shall deliver, or cause to be delivered, to NCM Inc. on the Purchase Date:

(i) certificate(s) representing the Purchased Units being sold by such Founding Member, in each case duly endorsed in blank or accompanied by transfer powers duly endorsed in blank, in proper form for transfer, with appropriate transfer tax stamps, if any, affixed; and

(ii) all other customary documents, instruments or certificates as shall be reasonably requested by NCM Inc. and as shall be consistent with the terms of this Agreement.

(b) NCM Inc. shall deliver, or cause to be delivered, to each of the Founding Members on the Purchase Date the Purchase Price for each Purchased Unit by wire transfer of immediately available funds to accounts designated by such Founding Member in writing prior to the Purchase Date.

2.7 Closing Costs; Transfer Taxes and Fees. The Founding Members shall each be responsible for the documentary and transfer taxes and any sales or other taxes, if any, imposed by reason of the transfer of the LLC Units under this Agreement and any deficiency, interest or penalty asserted with respect thereto.

3. Lockup Agreements. The Founding Members acknowledge that the execution and delivery of a Lock-Up Agreement by each Founding Member is a condition to the obligations of the Underwriters under the terms of the Underwriting Agreement and each Founding Member agrees, severally and not jointly, to execute and deliver the Lock-Up Agreements as requested by NCM Inc. at or prior to the First Closing Date (as defined in the Underwriting Agreement).

4. Representations and Warranties of the Founding Members. As of the date of this Agreement (except with respect to Section 4.3 below) and as of each Purchase Date, each Founding Member represents and warrants, severally and not jointly, to NCM Inc. as follows:

4.1 Organization; Good Standing; Qualification. Such Founding Member is a corporation or limited liability company, duly organized and validly existing under the laws of the state of its incorporation or formation, and is in good standing under such laws. Such Founding Member is in good standing and qualified to do business in every jurisdiction where the failure to so qualify would have a material adverse effect on its ability to enter into this Agreement or to consummate the transactions contemplated hereby.

4.2 Authorization. The execution, delivery and performance of this Agreement and the sale of the LLC Units have been duly authorized by such Founding Member. This Agreement constitutes the legal, valid and binding obligation of the Founding Member enforceable against the Founding Member in accordance with its terms.

4.3 Title to the LLC Units. As of each Purchase Date, the Founding Member owns, and has good and marketable title to the number of LLC Units it has agreed to sell pursuant to the terms of this Agreement on such Purchase Date. Except for restrictions set forth in the NCM LLC Third Operating Agreement, the Founding Member holds such LLC Units free and clear of any Encumbrance.

4.4 Consents. Except as has been obtained or will be obtained prior to each Purchase Date, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party on the part of such Founding Member is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

5. Representations and Warranties of NCM Inc. As of the date of this Agreement and as of each Purchase Date, NCM Inc. hereby represents and warrants to each Founding Member as follows:

5.1 Organization; Good Standing; Qualification. NCM Inc. is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. NCM Inc. is in good standing and qualified to do business in every jurisdiction where the failure to so qualify would have a material adverse effect on its ability to enter into this Agreement or to consummate the transactions contemplated hereby.

5.2 Authorization. The execution, delivery and performance of this Agreement and the purchase of the Purchased Units have been duly authorized by NCM Inc. This Agreement constitutes the legal, valid and binding obligation of NCM Inc. enforceable against NCM Inc. in accordance with its terms.

5.3 Consents. Except as has been obtained or will be obtained prior to each Purchase Date, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority or other third party on the part of NCM Inc. is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

6. Termination. If (i) the Underwriting Agreement is terminated for any reason such that NCM Inc. has no obligation to deliver the Over-allotment or the Lock-Up Agreements or (ii) the Underwriters do not exercise their option to purchase some or all of the Over-allotment under Section 3 of the Underwriting Agreement within the time frame permitted therein, this Agreement shall terminate and neither the Founding Members nor NCM Inc. shall have any further obligations hereunder or with respect hereto.

7. Covenants.

7.1 Further Assurances. From time-to-time and after the date hereof, each Founding Member shall deliver or cause to be delivered to NCM Inc. and NCM LLC such further documents and instruments and shall do and cause to be done such further acts as NCM Inc. and NCM LLC shall reasonably request to carry out more effectively the provisions and purposes of this Agreement.

7.2 No Transfer or Encumbrance. No Founding Member shall sell, exchange, encumber, transfer or otherwise dispose of, or create (or permit to be created) an Encumbrance (except as expressly set forth in the NCM LLC Third Operating Agreement) on, the LLC Units of such Founding Member to be transferred under this Agreement.

8. Miscellaneous

8.1 Governing Law. This Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.

8.2 Notices. All notices, demands or other communications to be given under or by reason of this Agreement shall be in writing, shall be delivered by hand or sent by facsimile, electronic mail or nationally recognized overnight delivery service and shall be deemed given when received when addressed as follows:

If to NCM Inc.:

National CineMedia, Inc.

9110 East Nichols Avenue

Suite 200

Centennial CO 80112-3405

Attention: [                    ]

Fax: [                    ]

with a copy to:

Holme Roberts & Owen LLP

1700 Lincoln Street, Suite 4100

Denver, Colorado 80203-4541

Attention: W. Dean Salter

Fax: (303) 866-0200

If to AMC:

American Multi-Cinema, Inc.

920 Main Street

Kansas City, MO 64105

Attention: Kevin M. Connor

Fax: (816) 480-4700

with a copy to:

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

Attention: David S. Allinson

Fax: (212) 751-4864

If to Cinemark:

Cinemark Media, Inc.

c/o Cinemark Holdings, Inc.

3900 Dallas Parkway, Suite 500

Plano, Texas 75093

Attention: Robert Copple

Fax: (974) 665-1003

with a copy to:

Cinemark Media, Inc.

c/o Cinemark Holdings, Inc.

3900 Dallas Parkway, Suite 500

Plano, Texas 75093

Attention: Michael Cavalier

Fax: (974) 665-1003

If to Regal:

Regal CineMedia Holdings, LLC

7132 Regal Lane

Knoxville, TN 37918

Attention: General Counsel

Fax: (865) 922-6085

with a copy to:

Hogan & Hartson, L.L.P.

1200 Seventeenth Street, Suite 1500

Denver, CO 80202

Attention: Christopher J. Walsh

Fax: (303) 899-7333

If to Credit Suisse Securities (USA) LLC

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

300 South Grand Avenue, Suite 3400

Los Angeles, California 90071

Attention: Casey T. Fleck, Esq.

Fax: (213) 687-5600

Any party to this Agreement may change its address for notices, demands and other communications under this Agreement by giving notice of such change to the other party hereto in accordance with this Section 8.2.

8.3 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any of the parties hereto and the closing of the transactions contemplated hereby.

8.4 Benefit of Parties; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns. This Agreement may not be assigned by either NCM Inc. or any Founding Member except with the prior written consent of the other parties hereto; provided, however, no prior consent shall be required for an assignment by NCM Inc. of this Agreement to an affiliate of NCM Inc. Nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

8.5 Amendment. This Agreement may not be amended, waived, modified, altered or supplemented except by means of a written instrument executed by (i) the parties whose rights or obligations are amended, waived, modified, altered or supplemented and (ii) Credit Suisse Securities (USA) LLC.

8.6 Waiver. No failure on the part of any party hereto to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party hereto in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

8.7 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

8.8 Entire Agreement. This Agreement sets forth the entire understanding of parties hereto and supersedes all other agreements and understandings between the parties hereto relating to the subject matter hereof.

8.9 Counterparts and Facsimiles. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other. The parties hereto may execute the signature pages hereof and exchange such signature pages by facsimile transmission.

8.10 Interpretation of Agreement.

(a) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation.”

(b) The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

(c) Each party hereto and its counsel cooperated in drafting and preparation of this Agreement and the documents referred to in this Agreement. Any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against the party that drafted it is of no application and is hereby expressly waived.

8.11 Third-Party Beneficiaries. The Underwriters shall be third-party beneficiaries of this Agreement and it shall be enforceable by them as though they were signatories hereto.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

NCM INC.:

NATIONAL CINEMEDIA, INC.

By:
Name:
Title:

AMC:

AMERICAN MULTI-CINEMA, INC.

By:
Name:
Title:

CINEMARK:

CINEMARK MEDIA, INC.

By:
Name:
Title:

REGAL:

REGAL CINEMEDIA HOLDINGS, LLC

By:
Name:
Title:

[Signature page of Common Unit Purchase Agreement]

Exhibit A

Form of Lock-Up Agreement

A-1